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                                                                  EXHIBIT 10.32


                               GUARANTY OF LEASES

                  This "Guaranty of Leases" (this "Guaranty") is executed as of June 27, 2001, by MARINER POST-ACUTE NETWORK, INC., a Delaware corporation ("Guarantor"), in favor of NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation ("Landlord"), but shall be effective only as of and from the "Effective Date" of the "Settlement Agreement Re NHP Lease Portfolio" dated as of June 27, 2001 (the "Settlement Agreement"), and is entered into by Guarantor with reference to the following facts and recitals:

                                   RECITALS

                  A. GCI Palm Court, Inc., a California corporation, Evergreen Healthcare Ltd., L.P., an Indiana limited partnership (collectively, "Tenants") and Guarantor are debtors and debtors in possession in cases pending under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), having filed their voluntary petitions on January 18, 2000 (the "Petition Date"). The Tenants' and Guarantor's chapter 11 cases are jointly administered and consolidated for procedural purposes only under Case No. 00-00113 (MFW) (the "Bankruptcy Case"). The individual case numbers are:
Guarantor, Case No. 00-00113 (MFW); GCI, Case No. 00-00157 (MFW); and Evergreen, Case No. 00-00147 (MFW). Tenants and Guarantors continue to operate their businesses as debtors in possession under sections 1107(a) and 1108 of the Bankruptcy Code.

                  B. Landlord and one of the Tenants are parties to each of those certain leases more particularly described on Exhibit "A" attached hereto and incorporated herein by this reference (collectively, as amended as provided by clause (b) below, the "Leases" and individually, a "Lease"). As part of the Settlement Agreement, if approved and authorized by the Bankruptcy Court in the Bankruptcy Case, the Tenants, Guarantor and Landlord have agreed to (a) assume the Leases as provided in the Settlement Agreement, and (b) amend the Leases as provided in the Settlement Agreement and the "Revised and Restated Master Addendum To Leases" (the "Revised and Restated Master Addendum") executed concurrently therewith.

                  C. As part of Tenants' assumption of the Leases, MPAN has agreed to support the requirements imposed on Tenants to provide adequate assurance of future performance under section 365(b)(1)(C) of the Bankruptcy Code in respect of the assumed Leases by delivering its guaranty of the Leases as provided for herein.

                  D. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Leases.

                  E. This Guaranty of Lease replaces and supersedes any and all other existing guarantees or obligations of Guarantor or any other affiliate (as such term is


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defined under section 101(2) of the Bankruptcy Code) of Tenants in respect of the Leases.

                                   AGREEMENT

                  NOW, THEREFORE, in order to provide adequate assurance of future performance in respect of the assumed Leases, and for other good and valuable consideration as provided under the Settlement Agreement, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

                  1.       GUARANTY.

                  Guarantor hereby absolutely and unconditionally guarantees to Landlord the following (collectively, the "Guaranteed Obligations"):

                           (a) payment in full by Tenant of all rent (including, without limitation, Minimum Rent and Additional Rent) and other amounts due under the Leases in the manner and at the time prescribed in the Leases;

                           (b) the full, complete and timely performance by Tenant of all covenants, indemnities and other obligations under the Leases including, without limitation, any indemnity or other obligations of Tenant which survive the expiration or earlier termination of the Leases; and

                           (c) all costs of collection or enforcement incurred by Landlord in exercising any remedies provided for in the Leases at law or in equity with respect to the matters set forth in Paragraphs 1(a) and 1(b), hereof;

provided, however, that Guarantor shall have the full benefit and protection afforded by Paragraph 10 of the Settlement Agreement.

                  2.       PERFORMANCE BY GUARANTOR.

                  If any Minimum Rent, Additional Rent or other amount due under the Leases shall not be paid, or any obligation not performed as required by the Leases, then upon demand by Landlord, Guarantor shall pay within ten
(10) days of demand by Landlord such sums and perform such obligations as are required by the Leases, without regard to:

                           (a) any defense, set-off, or counterclaim which Guarantor or Tenant may have or assert;

                           (b)      whether or not Landlord shall have
         instituted any suit, action or proceeding, exhausted its remedies or taken any steps to enforce any rights against Tenant or any other person to collect all or any part of such sums, either pursuant to the provisions of the Leases or at law or in equity (it being


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         understood that this is a guaranty of payment and not collection, and
         Guarantor's liability for such payment shall be primary);

                           (c) any impairment or any diminution or loss of value in any security or collateral of the Leases (including, but not limited to, the leased premises themselves or any personal property or fixtures therein), whether caused by hazardous substances or any other cause (except Landlord's gross negligence or willful misconduct) or Landlord's failure to perfect a security interest in such security or collateral;

                           (d) any circumstance which may constitute a legal or equitable discharge of a guarantor, except as provided under this Guaranty; or

                           (e)      any other condition or contingency.

                  Guarantor waives any right of exoneration and any right to require Landlord to make an election of remedies. Guarantor covenants and agrees that it shall not cause any default under the Leases.

                  3.       GUARANTOR'S REPRESENTATIONS AND WARRANTIES.

                  Guarantor hereby represents and warrants unto Landlord that, subject to the approval of the Settlement Agreement by the Bankruptcy Court:

                           (a) this Guaranty constitutes a legal, valid and binding obligation of Guarantor and is fully enforceable against Guarantor in accordance with its terms:

                           (b) Guarantor and Tenant are affiliates, and it is of material benefit to Guarantor that Landlord enter into the Settlement Agreement and the Revised and Restated Master Addendum, and that Tenants assume the Leases as provided for therein;

                           (c) as of the effective date hereof, each of the entities comprising Tenant is the current tenant under one or more of the Leases, and there is no entity which is a current tenant under any of the Leases which is not included within the definition of "Tenant" in this Guaranty;

                           (d) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to do all things required of it under this Guaranty; and

                           (e) this Guaranty is duly authorized, executed and delivered by and binding upon the Guarantor.


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                  Any material breach by Guarantor of the representations and warranties set forth herein shall be a default under this Guaranty.

                  4.       WAIVER.

                  Guarantor hereby knowingly, voluntarily and unequivocally waives:

                           (a) all notice of acceptance hereof, protest, demand and dishonor, presentment and demand of any kind now or hereafter provided for by any statute or rule of law;

                           (b) any and all requirements that Landlord institute any action or proceeding, or exhaust any or all of Landlord's rights, remedies or recourses, against Tenant or anyone else as a condition precedent to bringing an action against Guarantor under this Guaranty, it being expressly agreed that the liability of Guarantor hereunder shall be primary and not secondary;

                           (c) any defense arising by reason of any disability, insolvency, bankruptcy, lack of authority or power, death, insanity, minority, dissolution or any other defense of Tenant, its successors and assigns, Guarantor or, if applicable, any other guarantor of the Guaranteed Obligations (even though rendering same void, unenforceable or otherwise collectible), it being agreed that Guarantor shall remain liable herein regardless or whether Tenant or any other such person be found not liable thereon for any reason;

                           (d) any and all benefits and defenses it may have under California Civil Code ("CC") Section 2819 and agrees that by doing so Guarantor's liability shall continue even if the Leases or the Guaranteed Obligations are altered in any respect or Landlord's remedies or rights against Tenant are impaired or suspended without Guarantor's consent;

                           (e) any and all benefits and defenses it may have under CC Section 2810 and agrees that by doing so Guarantor shall be liable even if Tenant had no liability at the time of execution of the Leases or thereafter ceases to be liable;

                           (f) any and all benefits and defenses it may have under CC Section 2809 and agrees that by doing so Guarantor's liability may be larger in amount and more burdensome that that of Tenant;

                           (g) any claim Guarantor might otherwise have against Landlord by virtue of Landlord's invocation of any right, remedy or recourse permitted it hereunder under the Leases or otherwise available at law or equity;

                           (h) any failure, omission, delay or lack on the part of Landlord or Tenant to enforce, assert or exercise any right, power or remedy conferred on


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         Landlord or Tenant in the Leases or this Guaranty or any action on the part of Landlord granting a waiver, indulgence or extension to Tenant or any Guarantor;

                           (i) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of Tenant, marshalling of assets or liabilities, receiverships, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceedings affecting Tenant or any of its assets, or the disaffirmance of the Leases in any such proceeding:

                           (j) any release or other reduction of the Guaranteed Obligations arising as a result of the expansion, release, substitution or replacement (whether or not in accordance with terms of the Leases) of the Premises or any portion thereof; and

                           (k) any defense or claim available to Guarantor as a result of Tenant's exercise of its right to purchase the Premises (or any portion thereof) pursuant to the Leases.

                  This Guaranty shall apply notwithstanding any extension or renewal of the Leases, or any holdover following the expiration or termination of the Term or any renewal or extension of the Term.

                  5.       SUBSEQUENT ACTS.

                  Without notice to, consideration to, or the consent of,
Guarantor:

                           (a) the Leases, and Tenant's rights thereunder, may be modified, amended, renewed, assigned or sublet;

                           (b) any additional parties who are or may become liable for the Guaranteed Obligations may hereafter be released from their liability hereunder and thereon; and/or

                           (c) Landlord may take, delay in taking or refuse to take, any and all action with reference to the Leases (regardless of whether same might vary the risk or alter the rights, remedies or recourses of Guarantor), including specifically the settlement or compromise of any amount allegedly due thereunder.

                  No such acts shall in any way release, diminish, or affect the absolute nature of Guarantor's obligations and liabilities hereunder. Guarantor's obligations and liabilities under this Agreement are primary, absolute and unconditional under any and all circumstances and until the Guaranteed Obligations are fully and finally satisfied, such obligations and liabilities shall not be discharged or released, in whole or in part,


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by any act or occurrence which might, but for this Paragraph 5, be deemed a legal or equitable discharge or release of a Guarantor.

                  6.       SUCCESSORS AND ASSIGNS.

                  This Guaranty shall inure to the benefit of Landlord (and its successors and assigns) and shall be binding upon Guarantor, and its successors and assigns, including any trustee appointed under chapters 11 or 7 of the Bankruptcy Code and any responsible officer or examiner appointed for the Guarantor. All references herein to "Landlord" shall mean the above-named Landlord and any subsequent owner of Landlord's interest in the Leases. No transfer by Guarantor of its obligations hereunder shall operate to release Guarantor from such obligations, except as provided in the Settlement Agreement.

                  7.       REMEDIES CUMULATIVE.

                  All rights, remedies and recourses afforded to Landlord by reason of this Guaranty, or otherwise, may be enforced as to any one or more breaches either separately or cumulatively, may be pursued separately, successively or concurrently, as occasion therefore shall arise, are non-exclusive and shall in no way limit or prejudice any other legal or equitable right, remedy or recourse which Landlord may have.

                  8.       SUBORDINATION; NO SUBROGATION.

                  If for any reason whatsoever Tenant now or hereafter becomes indebted to Guarantor or any affiliate of Guarantor, such indebtedness and all interest thereon shall at all times be subordinate in all respects to the Guaranteed Obligations. Notwithstanding anything to the contrary contained in this Guaranty or any payments made by Guarantor, Guarantor shall not have any right of subrogation in or under the Leases or to participate in the rights and benefits accruing to Landlord thereunder, with all such rights of subrogation and participation, together with all of the contractual, statutory, or common law rights which Guarantor may have to be reimbursed for any payments Guarantor may make to or performance by Guarantor of any of the Guaranteed Obligations for the benefit of, Landlord pursuant to this Guaranty being hereby expressly waived and released.

                  9.       GOVERNING LAW.

                  This Guaranty and all rights and duties of Guarantor arising from this Guaranty shall be governed by, construed and enforced in accordance with the laws of the State of California, without regard to the conflict of law rules of such State. Any and all disputes involving the validity, interpretation, effect, or enforcement of this Guaranty shall be determined by the Bankruptcy Court without a jury trial and in a contested matter as a "core proceeding" (as such term is defined in 28 U.S.C. ss. 157 or any successor provision), and the Bankruptcy Court shall be the exclusive forum to hear, determine and enter appropriate orders and judgments regarding all such disputes until


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the closing of the Bankruptcy Case. After closing of the Bankruptcy Case, the waiver of jury trial contained hereinabove shall be of no further force and effect and any and all disputes arising under or relating to this Guaranty shall be litigated in either the State Courts of California or the Federal District Court for the Central District of California, and all related appellate courts, and the parties hereby consent to jurisdiction of such courts.

                  10.      SEVERABILITY.

                  If any provision of this Guaranty or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Guaranty nor the application of such provision to any other persons or circumstances shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

                  11.      ATTORNEYS' FEES.

                  If Landlord or Guarantor brings any action to interpret or enforce this Guaranty, or for damages for any alleged breach thereof, the prevailing party in any such action shall be entitled to reasonable attorneys' fees and costs as awarded by the court in addition to all other recovery, damages and costs.

                  12.      CONFIRMATION.

                  At any time, and at the request of Landlord, Guarantor shall execute and deliver to Landlord a certificate ratifying and confirming all of Guarantor's obligations and liabilities under this Guaranty.

                  13.      BENEFIT TO GUARANTOR.

                  Guarantor acknowledges that it will benefit from the execution and continued existence of the Leases, and Guarantor further acknowledges that Landlord will be relying upon Guarantor's guarantee, representations, warranties and covenants contained herein.

                  14.      NOTICES.

                  All notices, requests and demands to be made hereunder to the Guarantor or the Landlord shall be made in writing to the addresses set forth below and shall be given by any of the following means: (a) personal service;
(b) electronic communication, whether by telex, telegram or telecopying; (c) certified or registered mail, postage prepaid, return receipt requested; or (d) nationally recognized courier or delivery service. Such addresses may be changed by notice given in the same manner as provided above. Any notice, demand or request sent pursuant to either clause (a), (b) or (d) above shall be deemed received upon the actual delivery thereof, and, if sent pursuant to clause (c) above, shall be deemed received five (5) days following deposit


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in the mail. Refusal to accept delivery of any notice, request or demand shall be deemed to be delivery thereof. In the event Landlord notifies Guarantor of the name and address of Landlord's lender, Guarantor shall cause a copy of all notices delivered to Landlord by Guarantor to be concurrently therewith delivered to such lender.

If to Guarantor:                    Mariner Post Acute Network, Inc.
                                    One Ravinia Drive, Suite 1500
                                    Atlanta, Georgia  30346
                                    Attn:  General Counsel
                                    Facsimile No.:   (770) 698-8199

With a copy to:                     Powell, Goldstein, Frazer & Murphy LLP
                                    919 Peachtree Street
                                    16th Floor
                                    Atlanta, Georgia 30303
                                    Attention: Michael J. Delaney, Esq.
                                    Facsimile No.:   (404) 572-6999

If to Landlord                      Nationwide Health Properties, Inc.
                                    610 Newport Center Drive, Suite 1150
                                    Newport Beach, California  92660
                                    Attention:  General Counsel
                                    Facsimile No.:   (949) 759-6887

With a copy to:                     O'Melveny & Myers
                                    610 Newport Center Drive, Suite 1700
                                    Newport Beach, California 92660
                                    Attn:  Chairman, Real Estate Department
                                    Facsimile No.:   (949) 823-6994

                  15. INCORPORATION OF RECITALS. The Recitals set forth above are hereby incorporated by this reference and made a part of this Guaranty. Guarantor hereby represents and warrants that the Recitals are true and correct.


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                  EXECUTED as of the date first set forth above.


                                    "GUARANTOR"

                                    MARINER POST-ACUTE NETWORK, INC.
                                    A Delaware corporation

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


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                                   EXHIBIT A

                             DESCRIPTION OF LEASES

1. Lease and Security Agreement dated September 26, 1991 insofar as it relates to Driftwood Manor (Hayward), Driftwood San Jose (Almaden Health and Rehabilitation Center), and Driftwood Santa Cruz, as amended ("California Driftwood Lease");

2. Lease dated April 20, 1994 with respect to Monterey Palms Health Care Center, Palm Desert, California, as amended (the "California Monterey Palms Lease" and with the California Driftwood Lease, the "California Leases");

3. Lease dated May 1, 1989 with respect to Care Inn Convalescent Center, LaSalle, Illinois, as amended (the "Illinois LaSalle Lease"); and

4. Lease dated May 1, 1989 with respect to Litchfield Convalescent Center, Litchfield, Illinois, as amended (the "Illinois Litchfield Lease" and with the Illinois LaSalle Lease, the "Illinois Leases").


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